EXHIBIT 99.1

BBCN Bancorp Reports 2014 Fourth Quarter and Full-Year Financial Results

Q4 2014 Summary:

  Net income totals $22.7 million, or $0.29 per diluted common share
  New loan originations for the quarter total $304 million
  Loans receivable increase to $5.57 billion, reflecting a 2% increase over September 30, 2014 and a 10% increase over December 31, 2013
  Total deposits increase to $5.69 billion, reflecting a 3% increase during the quarter and an 11% increase for the full year
  Total assets increase to $7.14 billion, reflecting a 3% increase over the preceding quarter and a 10% increase for 2014

LOS ANGELES, Jan. 26, 2015 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported net income of $22.7 million, or $0.29 per diluted common share, for the three months ended December 31, 2014. This reflects a 6% increase over net income of $21.4 million, or $0.27 per diluted common share, for the preceding 2014 third quarter and a 26% increase over $18.1 million, or $0.23 per diluted common share, for the year-ago fourth quarter.

For the full year, net income totaled $88.6 million, or $1.11 per diluted common shares, reflecting an 8% increase over net income of $81.8 million, or $1.03 per diluted common share, for 2013.

"BBCN delivered a solid 2014 fourth quarter, notwithstanding the headwinds of the low interest rate environment and diminishing purchase accounting benefit," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "New loan production amounted to $304 million for the final quarter of the year, contributing to a 10% increase in loans receivable over year-end 2013. In total, we originated $1.33 billion in new loans during 2014, an increase of 17% over $1.14 billion in 2013. Deposits also grew at a strong pace, up 3% during the quarter and 11% for the full year. The higher cash and cash equivalent balance at year end as a result of the strong deposit growth contributed to the continuing pressures on our net interest margin. Overall, we are pleased with the earnings growth for the quarter and full year, particularly in light of the considerable investments that we are making to transform the franchise to a more diversified financial institution.

"2014 was a year of building stability and fortifying the foundation of BBCN. We strengthened the executive management and Board of Directors with a number of key additions, which significantly enhanced our experience and leadership capabilities. In addition to the increased financial support of our customers and communities, as well as the progress in expanding our product offering, we marked a new chapter in the history of BBCN by becoming the first Korean-American bank to establish a presence in Korea. This is a very exciting time for us as we believe BBCN is about to embark on a journey to new frontiers in the years ahead. On behalf of the entire Board and management team, we reaffirm our commitment to enhancing the value for our customers, employees and shareholders, and look forward to keeping everyone apprised of BBCN's ongoing progress," said Kim.

Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	12/31/2014	9/30/2014	12/31/2013
Net income	$ 22,687	$ 21,420	$ 18,071
Diluted earnings per share	$ 0.29	$ 0.27	$ 0.23
Net interest income before provision for loan losses	$ 66,234	$ 67,907	$ 66,876
Net interest margin	3.90%	4.15%	4.45%
Noninterest income	$ 12,050	$ 11,369	$ 11,356
Noninterest expense	$ 39,010	$ 39,420	$ 38,164
Net loans receivable	$ 5,499,449	$ 5,364,612	$ 5,006,856
Deposits	$ 5,693,452	$ 5,509,754	$ 5,148,057
Nonaccrual loans (1)	$ 46,352	$ 39,564	$ 39,154
ALLL to loans receivable	1.22%	1.26%	1.33%
ALLL to nonaccrual loans (1)	146.18%	172.46%	171.94%
ALLL to nonperforming assets (1) (2)	53.87%	57.44%	69.15%
Provision for loan losses	$ 2,360	$ 4,256	$ 10,950
Net charge offs	$ 2,834	$ 2,894	$ 9,345
ROA	1.28%	1.25%	1.13%
ROE	10.42%	9.97%	8.92%
Efficiency ratio	49.83%	49.73%	48.78%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.9 million, $28.1 million and $27.5 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

(2) Nonperforming assets exclude acquired credit impaired loans totaling $30.4 million, $32.7 million and $43.8 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

Operating Results for the 2014 Fourth Quarter

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to past acquisitions. The Company provides the following supplemental information to facilitate a better understanding of past financial performance. Operating results for the three months ended December 31, 2014, September 30, 2014, and December 31, 2013 include the following pre-tax acquisition accounting adjustments related to past acquisitions:

(Dollars in thousands)	Three Months Ended
	12/31/2014	9/30/2014	12/31/2013
Accretion of discount on acquired performing loans	$ 3,190.00	$ 4,157.00	$ 4,873.00
Accretion of discount on acquired credit impaired loans	1,670	1,863	2,480
Amortization of premium on acquired FHLB borrowings	96	95	94
Accretion of discount on acquired subordinated debt	(41)	(41)	(107)
Amortization of premium on acquired time deposits	105	125	369
Increase to pre-tax income	$ 5,020	$ 6,199	$ 7,709

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2014 fourth quarter amounted to $66.2 million, compared with $67.9 million in the preceding third quarter of 2014 and $66.9 million in the prior-year fourth quarter. The Company attributed the decreases in net interest income, notwithstanding the solid expansion of its loans receivable over prior periods, to diminishing acquisition accounting adjustments, reversals of interest income related to nonaccrual loans and lower yields on interest earning assets. Overall, average loans receivable for the 2014 fourth quarter rose 1% over the preceding third quarter and increased 10% over the fourth quarter of 2013.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2014	9/30/2014	change	12/31/2013	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.57%	3.73%	(0.16)%	3.87%	(0.30)%
Acquisition accounting adjustments	0.33	0.42	(0.09)	0.58	(0.25)
Net interest margin	3.90%	4.15%	(0.25)%	4.45%	(0.55)%

The net interest margin for the 2014 fourth quarter declined 25 basis points from the preceding third quarter to 3.90% and declined 16 basis points on a core basis, when excluding the effect of acquisition accounting adjustments. Compared with the year-ago fourth quarter, net interest margin for the 2014 fourth quarter declined 55 basis points and decreased 30 basis points on a core basis excluding the effect of acquisition accounting adjustments. The Company attributed the pressures on net interest margin to decreases in the weighted average yield on loans and a higher mix of cash and cash equivalents on its balance sheet.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2014	9/30/2014	change	12/31/2013	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.71%	4.78%	(0.07)%	4.90%	(0.19)%
Acquisition accounting adjustments	0.40	0.51	(0.11)	0.69	(0.29)
Weighted average yield on loans	5.11%	5.29%	(0.18)%	5.59%	(0.48)%

The weighted average yield on loans for the 2014 fourth quarter declined 18 basis points to 5.11% from the preceding third quarter. On a core basis excluding the effect of acquisition accounting adjustments, the weighted average yield on loans declined only 7 basis points. The weighted average yield on new loans originated during the 2014 fourth quarter increased to 4.39% from 4.31% in the preceding third quarter. Variable rate loans accounted for 52% of new loan originations for the 2014 fourth quarter, with fixed rate loans representing 48%. The Company noted that the 2014 fourth quarter was the second consecutive period in which variable rate loan volumes exceeded fixed rate loans. Compared with the prior-year period, the weighted average yield on loans for the 2014 fourth quarter decreased 48 basis points and 19 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	12/31/2014	9/30/2014	change	12/31/2013	change
Fixed rate loans
As a percentage of total loans	52%	51%	1%	48%	4%
Weighted average contractual rate	4.75%	4.79%	(0.04)%	4.99%	(0.24)%
Variable rate loans
As a percentage of total loans	48%	49%	(1)%	52%	(4)%
Weighted average contractual rate	4.17%	4.25%	(0.08)%	4.37%	(0.20)%

The declines in the weighted average contractual rate for the 2014 fourth quarter versus prior periods reflect what continues to be a highly competitive rate environment for fixed rate and variable rate commercial real estate loans in the current interest rate environment.

The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2014	9/30/2014	change	12/31/2013	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.56%	0.55%	0.01%	0.52%	0.04%
Acquisition accounting adjustments	(0.01)	(0.01)	—	(0.02)	0.01
Weighted average cost of deposits	0.55%	0.54%	0.01%	0.50%	0.05%

The weighted average cost of deposits for the 2014 fourth quarter rose by 1 basis point over the preceding third quarter both on a reported basis and on a core basis, excluding the effect of amortization of premium on time deposits assumed in acquisitions. Compared with the prior-year period, the weighted average cost of deposits for the 2014 fourth quarter increased 5 basis points and rose 4 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income.  Total noninterest income for the 2014 fourth quarter rose 6% to $12.1 million from $11.4 million in both the preceding 2014 third and prior-year fourth quarters. The increase in noninterest income is largely attributable to the higher gain on sale of SBA loans in the 2014 fourth quarter, which amounted to $4.1 million, versus $3.6 million for the 2014 third quarter and $2.7 million for the year-ago fourth quarter.

Noninterest Expense.  Total noninterest expense for the fourth quarter of 2014 declined 1% to $39.0 million from $39.4 million in the preceding 2014 third quarter, but increased 2% when compared with $38.2 million in the fourth quarter a year ago.

Salaries and employee benefits expense for the 2014 fourth quarter was relatively flat with the preceding third quarter, but increased 9% over the 2013 fourth quarter, reflecting an increase in FTEs to support BBCN's growing franchise and investments in new products and services to become a more diversified financial institution. The total number of FTEs as of December 31, 2014 was 915, compared with 911 as of September 30, 2014 and 835 as of December 31, 2013.

Credit related expenses, which previously were included in other expenses, amounted to $3.0 million for the 2014 fourth quarter, compared with $3.5 million in the preceding third quarter and $2.6 million in the year-ago fourth quarter.

Income Tax Provision. The effective tax rate for the 2014 third quarter was 38.5%, compared with 39.8% for the preceding 2014 third quarter and 37.9% for the 2013 fourth quarter.

Balance Sheet Summary

Loans receivable totaled $5.57 billion at December 31, 2014, reflecting a 2% increase over $5.43 billion at September 30, 2014, and a 10% increase for the full year over $5.07 billion at December 31, 2013.

Total new loan originations during the fourth quarter of 2014 amounted to $304.1 million, including SBA loan originations of $57.3 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $48.3 million for the fourth quarter of 2014, compared with $40.0 million for the preceding 2014 third quarter. During the 2014 fourth quarter, the Company sold $48.4 million of its SBA loans held for sale.

Aggregate pay offs and pay downs for the 2014 fourth quarter amounted to $262.2 million for the quarter, compared with $312.0 million for the preceding third quarter and $209.7 million for the year-ago fourth quarter.

Total deposits amounted to $5.69 billion at December 31, 2014, reflecting a 3% increase over $5.51 billion at September 30, 2014, and an 11% increase over $5.15 billion at year-end 2013. The increase in total deposits from September 30, 2014 reflects a 3% increase in noninterest bearing demand deposits and an 8% increase in money market account balances, offset in part by strategic reductions in wholesale time deposits. Noninterest bearing deposits at December 31, 2014 totaled $1.54 billion and accounted for 27% of total deposits.

Credit Quality

The provision for loan losses for the 2014 fourth quarter was $2.4 million, compared with $4.3 million for the preceding 2014 third quarter and $11.0 million for the prior-year fourth quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of December 31, 2014, September 30, 2014, and December 31, 2013 is as follows:

(Dollars in thousands)	12/31/2014	9/30/2014	12/31/2013
Legacy Loans (1)	$ 58,644	$ 60,073	$ 59,978
Acquired Loans - Performing (2)	1,767	1,973	2,564
Acquired Loans - Credit Impaired (2)	7,347	6,186	4,778
Total ALLL	$ 67,758	$ 68,232	$ 67,320

Loans Receivable	$ 5,567,207	$ 5,432,844	$ 5,074,176
ALLL coverage ratio	1.22%	1.26%	1.33%

(1) Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2) Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of December 31, 2014, September 30, 2014, and December 31, 2013:

(Dollars in thousands)	12/31/2014	9/30/2014	12/31/2013
Special Mention (1)	$ 122,335	$ 113,395	$ 89,488
Classified (1)	224,062	231,768	266,360
Criticized	$ 346,397	$ 345,163	$ 355,848

(1)  Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, plus delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans.

Nonaccrual loans at December 31, 2014 totaled $46.4 million, or 0.83% of loans receivable, compared with $39.6 million, or 0.73% of loans receivable, at September 30, 2014 and $39.2 million, or 0.77% of loans receivable, at December 31, 2013. Accruing restructured loans totaled $57.1 million at December 31, 2014, compared with $56.1 million at September 30, 2014 and $33.9 million at December 31, 2013. Total nonperforming loans at December 31, 2014 amounted to $103.8 million, or 1.87% of loans receivable, compared with $95.6 million, or 1.76% of loans receivable, at September 30, 2014 and $73.1 million, or 1.44% of loans receivable, at December 31, 2013.

Nonperforming assets, including other real estate owned, totaled $125.8 million at December 31, 2014, or 1.76% of total assets, compared with $118.8 million, or 1.71% of total assets, at September 30, 2014, and $97.4 million, or 1.50% of total assets, at December 31, 2013.

Net loan charge-offs for the 2014 fourth quarter totaled $2.8 million and equaled 0.21% of average loans receivable on an annualized basis. This compares with net loan charge offs of $2.9 million and equaled 0.21% of average loans receivable on an annualized basis, for the preceding 2014 third quarter and $9.3 million, or 0.75% of average loans receivable on an annualized basis, for the year-ago fourth quarter.

The allowance for loan losses at December 31, 2014 was $67.8 million, or 1.22% of loans receivable (excluding loans held for sale), compared with $68.2 million, or 1.26%, at September 30, 2014 and $67.3 million, or 1.33%, at December 31, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 65.25% at December 31, 2014, versus 71.35% at September 30, 2014 and 92.14% at December 31, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms and restructured loans) totaled $127.1 million at December 31, 2014, compared with $130.7 million at September 30, 2014 and $116.3 million at December 31, 2013.

Capital

At December 31, 2014, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	12/31/2014	9/30/2014	12/31/2013
Leverage Ratio	11.62%	11.80%	11.97%
Tier 1 Risk-based Ratio	13.64%	13.72%	13.66%
Total Risk-based Ratio	14.80%	14.93%	14.90%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	12/31/2014	9/30/2014	12/31/2013
Tangible common equity per share (1)	$9.72	$9.49	$8.79
Tangible common equity to tangible assets (1)	10.98%	11.07%	10.97%

(1)  Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, January 27, 2015 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2014 fourth quarter and full year. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the "BBCN Bancorp Conference Call." Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through February 4, 2015, passcode 10058570.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $7.1 billion in assets as of December 31, 2014. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about future operations and projected financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

(tables follow)

BBCN Bancorp, Inc.
Consolidated Financial Statements and Selected Financial Data
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	12/31/2014	9/30/2014	% change	12/31/2013	% change

Cash and due from banks	462,160	$ 443,320	4%	$ 316,705	46%
Securities available for sale, at fair value	796,523	710,625	12%	705,751	13%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	28,708	28,744	0%	28,324	1%
Loans held for sale, at the lower of cost or fair value	26,296	45,695	-42%	44,115	-40%
Loans receivable	5,567,207	5,432,844	2%	5,074,176	10%
Allowance for loan losses	(67,758)	(68,232)	1%	(67,320)	-1%
Net loans receivable	5,499,449	5,364,612	3%	5,006,856	10%
Accrued interest receivable	13,634	13,142	4%	13,403	2%
Premises and equipment, net	30,722	30,999	-1%	30,894	-1%
Bank owned life insurance	45,927	45,644	1%	44,770	3%
Goodwill	105,401	105,401	0%	105,401	0%
Other intangible assets, net	14,228	13,735	4%	14,099	1%
Other assets	117,282	125,889	-7%	164,881	-29%
Total assets	7,140,330	$ 6,927,806	3%	$ 6,475,199	10%

Liabilities

Deposits	5,693,452	$ 5,509,754	3%	$ 5,148,057	11%
Borrowings from Federal Home Loan Bank	480,975	467,071	3%	421,352	14%
Subordinated debentures	42,158	42,117	0%	57,410	-27%
Accrued interest payable	5,855	6,173	-5%	4,821	21%
Other liabilities	35,117	38,043	-8%	34,185	3%
Total liabilities	6,257,557	6,063,158	3%	5,665,825	10%

Stockholders' Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at December 31, 2014, September 30, 2014, and December 31, 2013; issued and outstanding, 79,503,552, 79,497,331, and 79,441,525 shares and at December 31, 2014, September 30, 2014, and December 31, 2013, respectively	79	79	0%	79	0%
Capital surplus	541,589	541,406	0%	540,876	0%
Retained earnings	339,400	324,664	5%	278,604	22%
Accumulated other comprehensive income, net	1,705	(1,501)	214%	(10,185)	117%
Total stockholders' equity	882,773	864,648	2%	809,374	9%

Total liabilities and stockholders' equity	$ 7,140,330	$ 6,927,806	3%	$ 6,475,199	10%

	Three Months Ended					Twelve Months Ended
	12/31/2014	9/30/2014	% change	12/31/2013	% change	12/31/2014	12/31/2013	% change

Interest income:
Interest and fees on loans	$ 70,999	$ 72,437	-2%	$ 70,435	1%	$ 283,817	$ 266,684	6%
Interest on securities	3,973	3,999	-1%	3,971	0%	16,144	14,726	10%
Interest on federal funds sold and other investments	795	648	23%	510	56%	2,696	1,663	62%
Total interest income	75,767	77,084	-2%	74,916	1%	302,657	283,073	7%

Interest expense:
Interest on deposits	7,797	7,419	5%	6,307	24%	29,178	23,321	25%
Interest on other borrowings	1,736	1,758	-1%	1,733	0%	6,882	6,697	3%
Total interest expense	9,533	9,177	4%	8,040	19%	36,060	30,018	20%

Net interest income before provision for loan losses	66,234	67,907	-2%	66,876	-1%	266,597	253,055	5%
Provision for loan losses	2,360	4,256	-45%	10,950	-78%	12,638	20,000	-37%
Net interest income after provision for loan losses	63,874	63,651	0%	55,926	14%	253,959	233,055	9%

Noninterest income:
Service fees on deposit accounts	3,398	3,456	-2%	3,720	-9%	13,686	12,838	7%
Net gains on sales of SBA loans	4,062	3,578	14%	2,699	51%	13,174	11,515	14%
Net gains on sales of other loans	--	--	0%	--	0%	--	62	-100%
Net gains on sales of securities available-for-sale	--	--	0%	--	0%	--	54	-100%
Net gains (loss) on sales of OREO	47	29	62%	(45)	204%	513	(102)	603%
Other income and fees	4,543	4,306	6%	4,982	-9%	17,634	18,346	-4%
Total noninterest income	12,050	11,369	6%	11,356	6%	45,007	42,713	5%

Noninterest expense:
Salaries and employee benefits	19,273	19,346	0%	17,719	9%	75,701	66,805	13%
Occupancy	5,070	4,722	7%	4,470	13%	19,130	17,676	8%
Furniture and equipment	2,190	1,916	14%	1,895	16%	8,132	6,809	19%
Advertising and marketing	1,295	1,535	-16%	1,328	-2%	5,426	5,184	5%
Data processing and communications	2,270	2,206	3%	2,107	8%	8,896	7,595	17%
Professional fees	1,687	1,567	8%	1,010	67%	5,882	5,194	13%
FDIC assessment	1,115	1,135	-2%	939	19%	4,353	3,309	32%
Merger and integration expenses	32	66	-52%	2,540	-99%	322	5,161	-94%
Credit related expenses	2,997	3,531	-15%	2,331	29%	10,966	8,895	23%
Other	3,081	3,396	-9%	3,825	-19%	13,636	14,986	-9%
Total noninterest expense	39,010	39,420	-1%	38,164	2%	152,444	141,614	8%
Income before income taxes	36,914	35,600	4%	29,118	27%	146,522	134,154	9%
Income tax provision	14,227	14,180	0%	11,047	29%	57,907	52,399	11%
Net income	$ 22,687	$ 21,420	6%	$ 18,071	26%	$ 88,615	$ 81,755	8%

Earnings Per Common Share:
Basic	$ 0.29	$ 0.27		$ 0.23		$ 1.11	$ 1.03
Diluted	$ 0.29	$ 0.27		$ 0.23		$ 1.11	$ 1.03

Average Shares Outstanding:
Basic	79,500,638	79,493,917		79,350,797		79,493,742	79,036,729
Diluted	79,596,391	79,601,075		79,520,193		79,611,037	79,260,703

	Three Months Ended					Twelve Months Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Net Income	$ 22,687	$ 21,420	$ 22,312	$ 22,196	$ 18,071	$ 88,615	$ 81,755
Add back: Income tax	14,227	14,180	14,935	14,564	11,047	57,907	52,399
Add back: Provision for loan losses	2,360	4,256	2,996	3,026	10,950	12,638	20,000
Pre-tax, pre-provision income (PTPP) [1]	$ 39,274	$ 39,856	$ 40,243	$ 39,786	$ 40,068	$ 159,160	$ 154,154
PTPP to average assets (annualized)	2.21%	2.32%	2.36%	2.44%	2.51%	2.33%	2.55%

1 While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)					At or for the Twelve Months Ended (Annualized)
Profitability measures:	12/31/2014	9/30/2014	12/31/2013			12/31/2014	12/31/2013
ROA	1.28%	1.25%	1.13%			1.30%	1.35%
ROE	10.42%	9.97%	8.92%			10.44%	10.37%
Return on average tangible equity [2]	11.91%	11.43%	10.51%			12.00%	12.01%
Net interest margin	3.90%	4.15%	4.45%			4.13%	4.46%
Efficiency ratio	49.83%	49.73%	48.78%			48.92%	47.88%

[2] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangibles assets from average stockholders' equity. This is non-GAAP measure that we believe provides investors wth information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2014			9/30/2014			12/31/2013

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,508,850	$ 70,999	5.11%	$ 5,434,815	$ 72,437	5.29%	$ 4,999,586	$ 70,435	5.59%
Securities available for sale	716,245	3,973	2.22%	734,282	3,999	2.18%	702,886	3,971	2.26%
FRB and FHLB stock and other investments	520,225	795	0.60%	332,643	648	0.76%	258,270	510	0.77%
Total interest earning assets	$ 6,745,320	$ 75,767	4.46%	$ 6,501,740	$ 77,084	4.71%	$ 5,960,742	$ 74,916	4.99%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,686,608	$ 2,936	0.69%	$ 1,492,175	$ 2,558	0.68%	$ 1,327,322	$ 2,082	0.62%
Savings	199,387	459	0.91%	202,785	496	0.97%	226,638	657	1.15%
Time deposits:
$100,000 or more	1,606,508	3,185	0.79%	1,601,436	3,094	0.77%	1,468,459	2,413	0.65%
Other	649,961	1,217	0.74%	677,474	1,270	0.74%	662,029	1,155	0.69%
Total time deposits	2,256,469	4,402	0.77%	2,278,910	4,365	0.76%	2,130,488	3,568	0.66%
Total interest bearing deposits	4,142,464	7,797	0.75%	3,973,870	7,419	0.74%	3,684,448	6,307	0.68%
FHLB advances	481,340	1,351	1.11%	462,434	1,373	1.18%	420,319	1,204	1.14%
Other borrowings	40,578	385	3.72%	40,533	385	3.72%	56,453	529	3.67%
Total interest bearing liabilities	4,664,382	$ 9,533	0.81%	4,476,837	$ 9,177	0.81%	4,161,220	$ 8,040	0.77%
Noninterest bearing demand deposits	1,514,678			1,483,966			1,379,230
Total funding liabilities/cost of funds	$ 6,179,060		0.61%	$ 5,960,803		0.61%	$ 5,540,450		0.58%
Net interest income/net interest spread		$ 66,234	3.65%		$ 67,907	3.89%		$ 66,876	4.22%
Net interest margin			3.90%			4.15%			4.45%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.91%			4.14%			4.47%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.89%			4.10%			4.44%

Nonaccrual loan income (reversed) recognized		$ (164)			$ 63			$ (280)
Prepayment fee income received		206			608			537
Net		$ 42			$ 671			$ 257

Cost of deposits:
Noninterest bearing demand deposits	$ 1,514,678	$ --		$ 1,437,860	$ --		$ 1,379,230	$ --
Interest bearing deposits	4,142,464	7,797	0.75%	4,012,725	7,272	0.73%	3,684,448	6,307	0.68%
Total deposits	$ 5,657,142	$ 7,797	0.55%	$ 5,450,585	$ 7,272	0.54%	$ 5,063,678	$ 6,307	0.50%

	Twelve Months Ended			Twelve Months Ended
	12/31/2014			12/31/2013

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Loans receivable, including loans held for sale	$ 5,355,243	$ 283,817	5.30%	$ 4,692,089	$ 266,684	5.68%
Securities available for sale	717,775	16,144	2.25%	703,812	14,726	2.09%
FRB and FHLB stock and other investments	385,298	2,676	0.68%	276,109	1,663	0.59%
Federal funds sold	3,342	20	0.60%	--	--	NA
Total interest earning assets	$ 6,461,657	$ 302,657	4.68%	$ 5,672,010	$ 283,073	4.99%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,514,386	$ 10,270	0.68%	$ 1,289,082	$ 7,818	0.61%
Savings	206,667	2,094	1.01%	200,735	2,800	1.39%
Time deposits:
$100,000 or more	1,598,960	11,942	0.75%	1,317,178	8,254	0.63%
Other	671,766	4,871	0.73%	671,670	4,449	0.66%
Total time deposits	2,270,726	16,813	0.74%	1,988,848	12,703	0.64%
Total interest bearing deposits	3,991,779	29,178	0.73%	3,478,665	23,321	0.67%
FHLB advances	452,923	5,245	1.16%	421,729	4,899	1.16%
Other borrowings	43,459	1,637	3.72%	47,678	1,798	3.72%
Total interest bearing liabilities	4,488,162	$ 36,060	0.80%	3,948,072	$ 30,018	0.76%
Non-interest bearing demand deposits	1,448,141			1,260,596
Total funding liabilities / cost of funds	$ 5,936,303		0.61%	$ 5,208,668		0.58%
Net interest income / net interest spread		$ 266,597	3.88%		$ 253,055	4.23%
Net interest margin			4.13%			4.46%
Net interest margin, excluding effect of nonaccrual loan income (expense)			4.13%			4.47%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			4.10%			4.44%

Nonaccrual loan income (reversed) recognized		$ (26)			$ (274)
Prepayment fee income received		1,729			1,485
Net		$ 1,703			$ 1,211

Cost of deposits:
Non-interest bearing demand deposits	$ 1,448,141	$ --		$ 1,260,596	$ --
Interest bearing deposits	3,991,779	29,178	0.73%	3,478,665	23,321	0.67%
Total deposits	$ 5,439,920	$ 29,178	0.54%	$ 4,739,261	$ 23,321	0.49%

	Three Months Ended					Twelve Months Ended
	12/31/2014	9/30/2014	% change	12/31/2013	% change	12/31/2014	12/31/2013	% change
AVERAGE BALANCES
Loans receivable, including loans held for sale	$ 5,508,850	$ 5,434,815	1%	$ 4,999,586	10%	$ 5,355,243	$ 4,692,089	14%
Investments	1,236,470	1,066,925	16%	961,156	29%	1,106,415	979,921	13%
Interest earning assets	6,745,320	6,501,740	4%	5,960,742	13%	6,461,657	5,672,010	14%
Total assets	7,099,418	6,867,468	3%	6,393,648	11%	6,830,244	6,042,674	13%

Interest bearing deposits	4,142,464	3,973,870	4%	3,684,448	12%	3,991,779	3,478,665	15%
Interest bearing liabilities	4,664,382	4,476,837	4%	4,161,220	12%	4,488,162	3,948,072	14%
Noninterest bearing demand deposits	1,514,678	1,483,966	2%	1,379,230	10%	1,448,141	1,260,596	15%
Stockholders' equity	871,291	859,606	1%	810,563	7%	848,443	788,570	8%
Net interest earning assets	2,080,938	2,024,903	3%	1,799,522	16%	1,973,495	1,723,938	14%

	12/31/2014	9/30/2014	% change	12/31/2013	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$ 1,038,383	$ 1,023,924	1%	$ 1,073,778	-3%
Real estate loans	4,441,864	4,317,960	3%	3,904,059	14%
Consumer and other loans	89,850	92,362	-3%	98,507	-9%
Loans outstanding	5,570,097	5,434,246	2%	5,076,344	10%
Unamortized deferred loan fees - net of costs	(2,890)	(1,402)	-106%	(2,168)	-33%
Loans, net of deferred loan fees and costs	5,567,207	5,432,844	2%	5,074,176	10%
Allowance for loan losses	(67,758)	(68,232)	1%	(67,320)	-1%
Loan receivable, net	$ 5,499,449	$ 5,364,612	3%	$ 5,006,856	10%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2014	9/30/2014	% change	12/31/2013	% change
Retail buildings	$ 1,244,133	$ 1,233,161	1%	$ 1,140,103	9%
Hotels/motels	889,411	846,921	5%	720,175	23%
Gas stations/car washes	603,961	582,725	4%	522,198	16%
Mixed-use facilities	334,068	353,395	-5%	312,156	7%
Warehouses	450,356	443,418	2%	383,979	17%
Multifamily	205,280	197,902	4%	181,503	13%
Other	714,655	660,438	8%	643,945	11%
Total	$ 4,441,864	$ 4,317,960	3%	$ 3,904,059	14%

DEPOSIT COMPOSITION	12/31/2014	9/30/2014	% change	12/31/2013	% change
Noninterest bearing demand deposits	$ 1,543,018	$ 1,503,275	3%	$ 1,399,454	10%
Money market and other	1,663,855	1,537,467	8%	1,376,068	21%
Saving deposits	198,205	199,953	-1%	222,446	-11%
Time deposits of $100,000 or more	1,667,367	1,595,213	5%	1,499,248	11%
Other time deposits	621,007	673,846	-8%	650,841	-5%
Total deposit balances	$ 5,693,452	$ 5,509,754	3%	$ 5,148,057	11%

DEPOSIT COMPOSITION (%)	12/31/2014	9/30/2014	12/31/2013
Noninterest bearing demand deposits	27.1%	27.3%	27.2%
Money market and other	29.2%	27.9%	26.7%
Saving deposits	3.5%	3.6%	4.3%
Time deposits of $100,000 or more	29.3%	29.0%	29.1%
Other time deposits	10.9%	12.2%	12.7%
Total deposit balances	100.0%	100.0%	100.0%

CAPITAL RATIOS	12/31/2014	9/30/2014	12/31/2013
Total stockholders' equity	$ 882,773	$ 864,648	$ 809,374
Tier 1 risk-based capital ratio	13.64%	13.72%	13.66%
Total risk-based capital ratio	14.80%	14.93%	14.90%
Tier 1 leverage ratio	11.62%	11.80%	11.97%
Total risk weighted assets	$ 5,957,617	$ 5,807,854	5,498,694
Book value per common share	$ 11.10	$ 10.87	$ 10.18
Tangible common equity to tangible assets[3]	11.00%	11.07%	10.97%
Tangible common equity per share[3]	$ 9.72	$ 9.49	$ 8.79

[3] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:

	12/31/2014	9/30/2014	12/31/2013
Total stockholders' equity	$ 882,773	$ 864,648	$ 809,374
Less: Common stock warrant	(378)	(378)	(378)
Goodwill and core deposit intangible assets, net	(109,288)	(109,612)	(110,585)
Tangible common equity	$ 773,107	$ 754,658	$ 698,411

Total assets	$ 7,140,330	$ 6,927,806	$ 6,475,199
Less: Goodwill and core deposit intangible assets, net	(109,288)	(109,612)	(110,585)
Tangible assets	$ 7,031,042	$ 6,818,194	$ 6,364,614

Common shares outstanding	79,503,552	79,497,331	79,441,525

Tangible common equity to tangible assets	11.00%	11.07%	10.97%
Tangible common equity per share	$ 9.72	$ 9.49	$ 8.79

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013
Balance at beginning of period	$ 68,232	$ 66,870	$ 65,699	$ 67,320	$ 65,715	$ 67,320	$ 66,941
Provision for loan losses	2,360	4,256	2,996	3,026	10,950	12,638	20,000
Recoveries	3,225	772	946	616	605	5,559	2,448
Charge offs	(6,059)	(3,666)	(2,771)	(5,263)	(9,950)	(17,759)	(22,069)
Balance at end of period	$ 67,758	$ 68,232	$ 66,870	$ 65,699	$ 67,320	$ 67,758	$ 67,320
Net charge offs/average gross loans (annualized)	0.21%	0.21%	0.14%	0.36%	0.75%	0.23%	0.42%

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF LOANS BY TYPE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	12/31/2014	12/31/2013

Real estate loans	$ (265)	$ 1,100	$ 765	$ 154	$ 288	$ 1,754	$ 8,175
Commercial loans	3,104	1,803	1,255	4,414	9,139	$ 10,576	11,092
Consumer loans	(5)	(9)	(195)	79	(82)	$ (130)	(146)
Charge offs excluding Acquired Credit Impaired Loans	2,834	2,894	1,825	4,647	9,345	12,200	19,121
Charge offs on Acquired Credit Impaired Loans	--	--	--	--	--	--	500
Total net charge offs	$ 2,834	$ 2,894	$ 1,825	$ 4,647	$ 9,345	$ 12,200	$ 19,621

NONPERFORMING ASSETS	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Delinquent loans on nonaccrual status[4]	$ 46,352	$ 39,564	$ 42,651	$ 47,314	$ 39,154
Delinquent loans 90 days or more on accrual status[5]	361	--	--	--	5
Accruing restructured loans	57,128	56,061	43,906	37,527	33,903
Total nonperforming loans	103,841	95,625	86,557	84,841	73,062
Other real estate owned	21,938	23,162	20,610	20,001	24,288
Total nonperforming assets	$ 125,779	$ 118,787	$ 107,167	$ 104,842	$ 97,350
Nonperforming assets/total assets	1.76%	1.71%	1.56%	1.57%	1.50%
Nonperforming assets/loans receivable & OREO	2.25%	2.18%	2.00%	2.01%	1.91%
Nonperforming assets/total capital	14.25%	13.74%	12.57%	12.60%	12.03%
Nonperforming loans/loans receivable	1.87%	1.76%	1.62%	1.63%	1.44%
Nonaccrual loans/loans receivable	0.83%	0.73%	0.80%	0.91%	0.77%
Allowance for loan losses/loans receivable	1.22%	1.26%	1.25%	1.27%	1.33%
Allowance for loan losses/nonaccrual loans	146.18%	172.46%	156.78%	138.86%	171.94%
Allowance for loan losses/nonperforming loans	65.25%	71.35%	77.26%	77.44%	92.14%
Allowance for loan losses/nonperforming assets	53.87%	57.44%	62.40%	62.66%	69.15%

[4] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $28.9 million, $28.1 million, $30.0 million, $31.2 million and $27.5 million at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively.
[5] Excludes Acquired Credit Impaired Loans totaling $30.4 million, $32.7 million, $43.7 million, $46.0 million and $43.8 million at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Retail buildings	$ 6,050	$ 5,979	$ 6,021	$ 5,542	$ 5,576
Hotels/motels	8,172	8,246	8,323	8,401	8,477
Gas stations/car washes	--	--	--	--	--
Mixed-use facilities	789	792	797	796	802
Warehouses	5,880	5,939	5,922	812	482
Multifamily	--	--	--	--	--
Other[6]	36,237	35,105	22,843	21,976	18,566
Total	$ 57,128	$ 56,061	$ 43,906	$ 37,527	$ 33,903
[6] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

Legacy
30 - 59 days	$ 2,084	$ 3,936	$ 3,170	$ 1,700	$ 2,209
60 - 89 days	1,812	1,284	210	445	266
Total delinquent loans less than 90 days past due - legacy	$ 3,896	$ 5,220	$ 3,380	$ 2,145	$ 2,475

Acquired
30 - 59 days	$ 1,806	$ 6,911	$ 6,403	$ 4,916	$ 5,113
60 - 89 days	436	283	640	3	2,506
Total delinquent loans less than 90 days past due - acquired	$ 2,242	$ 7,194	$ 7,043	$ 4,919	$ 7,619

Total delinquent loans less than 90 days past due	$ 6,138	$ 12,414	$ 10,423	$ 7,064	$ 10,094

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

Legacy
Real estate loans	$ 2,475	$ 2,768	$ 1,675	$ 760	$ 1,375
Commercial loans	1,385	2,221	1,640	1,338	1,024
Consumer loans	36	231	65	47	76
Total delinquent loans less than 90 days past due - legacy	$ 3,896	$ 5,220	$ 3,380	$ 2,145	$ 2,475

Acquired
Real estate loans	$ 1,747	$ 6,297	$ 6,051	$ 4,036	$ 6,034
Commercial loans	382	884	860	598	1,228
Consumer loans	113	13	132	285	357
Total delinquent loans less than 90 days past due - acquired	$ 2,242	$ 7,194	$ 7,043	$ 4,919	$ 7,619

Total delinquent loans less than 90 days past due	$ 6,138	$ 12,414	$ 10,423	$ 7,064	$ 10,094

NONACCRUAL LOANS BY TYPE	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

Real estate loans	$ 30,988	$ 29,001	$ 27,815	$ 34,070	$ 28,083
Commercial loans	14,302	9,486	13,553	12,216	10,141
Consumer loans	1,062	1,077	1,283	1,028	930
Total non-accrual loans	$ 46,352	$ 39,564	$ 42,651	$ 47,314	$ 39,154

CRITICIZED LOANS	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Legacy
Special mention	$ 96,092	$ 88,314	$ 55,659	$ 52,159	$ 46,480
Substandard	114,369	113,865	112,357	111,529	120,163
Doubtful	39	470	1,227	3,332	359
Loss	--	--	--	--	--
Total criticized loans - legacy	$ 210,500	$ 202,649	$ 169,243	$ 167,020	$ 167,002

Acquired
Special mention	$ 26,243	$ 25,081	$ 36,811	$ 41,395	$ 43,009
Substandard	107,506	114,347	124,618	134,660	138,337
Doubtful	2,148	3,086	3,980	2,376	6,100
Loss	--	--	76	1,445	1,402
Total criticized loans - acquired	$ 135,897	$ 142,514	$ 165,485	$ 179,876	$ 188,848

Total criticized loans	$ 346,397	$ 345,163	$ 334,728	$ 346,896	$ 355,850
CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com